UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

(e)           Revision to Base Salary Compensation

On December 21, 2009, the Compensation Committee of the Board of Directors of Adept Technology, Inc. (“Adept” or the “Company”) approved revised base salary compensation for the executive officers of the Company effective the first pay period ending December 25, 2009, restoring salaries to amounts in effect in fiscal 2009 prior to reductions made by the Company in connection with January and April 2009 employee salary decreases and other cost savings measures. The Compensation Committee also approved payment of amounts to the executive officers reflecting a partial salary restoration for executive officers for the second quarter of fiscal 2010. The current revised base salaries of Adept executive officers is set forth in Exhibit 10.1 attached to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date:  December 23, 2009                                                    By:     /s/Lisa M. Cummins
Lisa M. Cummins
Vice President of Finance and Chief Financial Officer